Exhibit 4.7

FIFTH AMENDMENT TO

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS FIFTH AMENDMENT TO THE CEMPRA HOLDINGS, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of January 12, 2012, by and among the Members, also referred to as Shareholders, as defined in the Second Amended and Restated Limited Liability Company Agreement dated as of May 13, 2009 (as amended, the “LLC Agreement”) and Cempra Holdings, LLC, a Delaware limited liability company (the “Company”). Unless otherwise specified, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

RECITALS

WHEREAS, the Board and Shareholders of the Company previously approved a Plan of Conversion (the “Plan of Conversion”) pursuant to which immediately prior to the completion of an Initial Public Offering the Company will convert to a Delaware corporation pursuant to a statutory conversion (the “Entity Conversion”) under the terms as set forth in the Plan of Conversion;

WHEREAS, the Board has determined that it is in the best interests of the Company and its Shareholders to effect immediately prior to the effective time of the Entity Conversion a reverse share split whereby each nine and one-half Common Shares and nine and one-half Preferred Shares shall be converted and reconstituted into one Common Share and One Preferred Share, respectively;

WHEREAS, in order to facilitate the reverse split, the parties hereto desire to amend Section 4.01 of the LLC Agreement, such amendment to be effective immediately prior to the effective time of the Entity Conversion;

WHEREAS, Section 14.01(b) of the LLC Agreement provides for such amendments to the LLC Agreement upon the approval of the Company’s Board of Representatives (the “Board”) and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Shares and Preferred Shares, voting together as a single Class on an as-converted into Common Share basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Shares and (iii) the Majority Class C Investors; and

WHEREAS, the undersigned Shareholders meet the requirements of Section 14.01(b) of the LLC Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment of LLC Agreement. For all purposes, effective immediately prior to the effective time of the Entity Conversion, Section 4.01 of the LLC Agreement shall be amended by adding the following directly after Section 4.01(e) and before the start of Section 4.02.

Immediately prior to an Entity Conversion, (i) each currently outstanding nine and one-half Common Shares shall be converted and reconstituted into one (1) Common Share of the Company, (ii) each currently outstanding nine and one-half Class A Preferred Shares shall be converted and reconstituted into one (1) Class A Preferred Share of the Company, (iii) each currently outstanding nine and one-half Class B Shares shall be converted and reconstituted into one (1) Class B Share of the Company and (iv) each currently outstanding nine and one-half Class C Shares shall be converted and reconstituted into one (1) Class C Share of the Company (the conversion and reconstitution of the Common and Preferred Shares to be referred to herein as the “Reverse Share Split”).

The number of full Common Shares and Preferred Shares held by a Shareholder as a result of the Reverse Share Split shall be determined by rounding to the nearest whole share. No fractional shares or scrip representing fractional shares will be issued in connection with such Reverse Stock Split. Schedule 5.01 shall be amended and restated effective immediately prior to the Entity Conversion to reflect the Reverse Share Split.

2. Governing Law. The substantive laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of Delaware shall have jurisdiction over any matter related to, or arising out of, this Amendment.

3. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Amendment.

4. Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Amendment. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5. Severability. Each provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Amendment.

6. Section Headings. Section and other headings contained in the Amendment are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provisions hereof.

[SIGNATURES BEGIN ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto heave executed this Amendment as of the day and year first above written.

THE COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, President

MEMBERS:	QUAKER BIOVENTURES II, L.P.

	By:	Quaker BioVentures Capital II, L.P.,
Its general partner

	By:	Quaker BioVentures Capital II, LLC,
Its general partner

	By:	/s/ Sherrill Neff
Name:
Title:

/s/ I. Wistar Morris
I. WISTAR MORRIS, III

COTSWOLD FOUNDATION

	By:	/s/ I. Wistar Morris
	Name:	I. Wistar Morris
	Title:	Trustee

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha H. Morris
	Name:	Martha H. Morris
	Title:	Agent

/s/ Martha H. Morris
MARTHA H. MORRIS

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P.,
Its general partner

	By:	/s/ Devang V. Kantesaria
	Name:	Devang V. Kantesaria
	Title:	General Partner

AISLING CAPITAL II, LP

	By:	Aisling Capital Partners, LP
Its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	BLACKBOARD VENTURES INC.

	By:	/s/ Terry Woodward
	Name:	Terry Woodward
	Title:	Designated Signatory

INTERSOUTH PARTNERS VI, L.P.

	By:	Intersouth Associates VI, LLC, Its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

	By:	Intersouth Associates VII, LLC, Its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

DAL LAMAGNA

JOSH MAILMAN

PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

Peter Baumann

Alison Baumann

KIMBERLY SEIBERT

HANS H. LIU, M.D.

DEAN OLMSTEAD

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	GERALD LIHOTA & KARLA LIHOTA,
JOINT TENANTS

Gerald Lihota

Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o
WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

BIONAPLES, LLC

By:
Name:
Title:

MARTHA COONLEY

HOWARD COONLEY

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

MARY KATHERINE HITCHNER & ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

By:
Name:
Title:

KATHERINE C. KELLEY

/s/ Prabhavathi Fernandes
PRABHAVATHI FERNANDES, PH.D.

ELIZABETH CALI DOWNS, PH.D

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

ROBIN GADSBY

CINDY INGRAM

YOUE-KONG SHUE, PH.D

DONALD P. COX, PH.D.

MICHAEL P. DOMBECK

ROGER A. FRANCIS

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

RONALD JONES, M.D.

ANDREW W. FISHER

JENNIFER SCHRANZ

THORSTEN DEGENHARDT

DONALD OLSEN

THOMAS LYONS

[Cempra Holdings, LLC Fifth Amendment to Second Amended and Restated Limited Liability Company Agreement]